U.S. Securities and Exchange Commission

Washington D.C.

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2001

GREEN MACHINE DEVELOPMENT CORP.
(Exact name of registrant as specified in its charter)

Florida                          333-6388                  65-0594832
(State or other jurisdiction   (Commission           (I.R.S. Employer
of incorporation)               File Number         Identification No.)

200 MacFarlane Drive, Suite 405, Delray Beach, FL           33483
(Address of principle executive offices)                   (Zip Code)

Registrant's telephone number, including area code:   (561)  276-8226


ITEM 2.   Acquisition or Disposition of Assets

The Company is negotiating an agreement to acquire over 2,500 acres of land on the outskirts of Panama City, Panama. The Board of Directors unanimously agreed to reissue 3.3 million shares and up to an
additional 1.7 million shares for the parcel.   The present owners will
convey title to a Trust and the Trust will liquidate the acquiring shares to pay those beneficiaries. The multi purpose development plan will initially feature low income housing which is supported by the government. The Company plans to develop other residential units along with commercial and industrial projects. Recreational, educational and transportation facilities will be accommodated.

The Company is also in discussion with the owner of another 6,000 acres for a joint venture multi purpose, upscale development near the international airport.


ITEM 5.   Other Events

At a meeting on September 25, 2001, the Board of Directors elected two new members, James L. Schmidt and Jerome Sanzone. The Board also thanked the two former members James T. Martin and John J.
 Brehm for their participation and services.

The Board also approved a stock option for the Directors as follows:

          For FYE 03/31/02
              June-Ann Fox           100,000 shares @ $1.00 per share

          For FYE 03/31/03
              All three Directors 100,000 shares each @ $1.50 per share

ITEM 6.   Resignation of Directors

James T. Martin, effective 09/25/2001
John J. Brehm, effective 09/25/2001


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


Green Machine Development, Corp.


/S/
September 28, 2001
June-Ann Fox, President